UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023 (December 12, 2023)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4905 South West Shore Blvd

Tampa, FL 33611

(813) 864-2562

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2023, Inhibitor Therapeutics, Inc. (the “Company”) entered into an Exclusive License Agreement (the “Agreement”) with Johns Hopkins University (“JHU”). Pursuant to the Agreement, JHU granted to the Company the exclusive worldwide patent rights to a Granted US Patent, No 8,980,930 entitled “New Angiogenesis Inhibitors” (the “Patent”). The Patent relates to the treatment of prostate cancer, basal cell carcinoma including basal cell carcinoma nevus syndrome, and lung cancer.

Pursuant to the Agreement: (i) the Company has received an exclusive worldwide license to the Patent; (ii) the Company shall pay to JHU an upfront license fee (iii) the Company shall be required to make certain Minimum Annual Royalty (“MAR”) payments to JHU no later than January 1st of each calendar year in accordance with an agreed upon schedule), (iv) the Company shall be required to pay to JHU a royalty on cumulative net sales, with an additional supplement due where a licensed product is given exclusivity in the U.S. by patent rights, (v) if the Company enters into any sublicense they will pay to JHU a certain percentage of all consideration received from sublicensee but excluding (i) any consideration received by Licensee for Royalties on Sublicensee Sales (Royalties on Sales by Sublicensees will be treated as if Licensee made the Sale), and (ii) any payment of Past Patent Costs or Patent Costs made by Sublicensee to License), (vi) should the Company receive compensation in the form of a voucher, the Company will pay a certain percentage of the sale to JHU and (vii) the Company shall be required to pay to JHU certain development-related milestone payments upon the Company meeting each of a series of agreed upon milestones. The Agreement contains other customary terms and conditions.

JHU has the right to terminate the Agreement upon the occurrence of certain events, including delinquency in payments, failure to timely reach milestones, noncompliance with audit or insurance obligations, or the Company entering into voluntary bankruptcy or insolvency. The Company may terminate the Agreement without cause upon 90 days advance written notice.

The preceding is a summary of the Agreement, qualified in its entirety by reference to the text of the Agreement filed as an Exhibit to the Company’s Annual Report on Form 10-K for the Fiscal Year end and incorporated by reference herein.

Item 8.01 Other Events.

On December 13, 2023, the Company issued a press release announcing the execution of the License Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 13, 2023, regarding the Exclusive License Agreement by and between Inhibitor Therapeutics, Inc., and Johns Hopkins University

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2023	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
Name: Francis E. O’Donnell
Title: Executive Chairman and CEO

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